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                                                                      EXHIBIT 11
      STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                     (In Thousands, Except Per Share Data)


                                                         THREE MONTHS ENDED MARCH 31,
                                                         ----------------------------
                                                               1997        1996
                                                               ----        ----
PRIMARY
Weighted average common shares outstanding                    9,389       9,119
Net effect of dilutive stock options -
    based on the treasury stock method using
    average market price                                        537         407
                                                             ------      ------
Total                                                         9,926       9,526
                                                             ======      ======

Net income                                                   $  310      $2,236
                                                             ======      ======
Per share amount                                             $  .03      $  .24
                                                             ======      ======

FULLY DILUTED
Weighted average common shares outstanding                    9,389       9,119
Net effect of dilutive stock options-
    based on the treasury stock method
    using the period-end market price,
    if higher than average market price                         537         407
                                                             ------      ------
Total                                                         9,926       9,526
                                                             ======      ======


Net income                                                   $  310      $2,236
                                                             ======      ======
Per share amount                                             $  .03      $  .24
                                                             ======      ======

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